Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Omnibus Incentive Plan and the 2014 Employee Stock Purchase Plan of Immune Design Corp. of our report dated March 14, 2016, with respect to the financial statements of Immune Design Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
May 10, 2016